                                                                    EXHIBIT 10.8

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                          ASSET CONTRIBUTION AGREEMENT

                                  by and among

                           MONARCH DENTAL CORPORATION

                           Warren F. Melamed, D.D.S.

                                      and

                           Roy D. Smith, III, D.D.S.



                             As of February 5, 1996





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
                          ASSET CONTRIBUTION AGREEMENT

                                     INDEX

                                                                            Page
                                                                            ----
ARTICLE 1.    CONTRIBUTION OF ASSETS  . . . . . . . . . . . . . . . . . . . .  2
       1.1    Contribution of Assets  . . . . . . . . . . . . . . . . . . . .  2
       1.2    Time and Place of Closing   . . . . . . . . . . . . . . . . . .  3
       1.3    Certain Closing Deliveries  . . . . . . . . . . . . . . . . . .  3
       1.4    Further Assurances  . . . . . . . . . . . . . . . . . . . . . .  4
       1.5    Allocation of Purchase Price  . . . . . . . . . . . . . . . . .  4
       1.6    Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE 2A.   REPRESENTATIONS AND WARRANTIES OF MELAMED.  . . . . . . . . . .  4
       2A.1   Making of Representations and Warranties  . . . . . . . . . . .  4
       2A.2   Authority; Noncontravention   . . . . . . . . . . . . . . . . .  4
       2A.3   Transfer of Title   . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE 2B.   REPRESENTATIONS AND WARRANTIES OF SMITH   . . . . . . . . . . .  5
       2B.1   Making of Representations and Warranties  . . . . . . . . . . .  5
       2B.2   Authority; Noncontravention   . . . . . . . . . . . . . . . . .  6
       2B.3   Transfer of Title   . . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE 2C.   REPRESENTATIONS AND WARRANTIES OF MELAMED AND SMITH.  . . . . .  7
       2C.1   Investment Representations  . . . . . . . . . . . . . . . . . .  7

ARTICLE 3.    COVENANTS OF MELAMED AND SMITH  . . . . . . . . . . . . . . . .  8

SECTION 4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY   . . . . . . . .  8
       4.1    Making of Representations and Warranties  . . . . . . . . . . .  8
       4.2    Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . .  8
       4.3    Cooperation   . . . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE 5.    SURVIVAL OF REPRESENTATIONS, WARRANTIES, ARRANGEMENTS,
              COVENANTS AND OBLIGATIONS   . . . . . . . . . . . . . . . . . .  9

ARTICLE 6.    MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  9
       6.1    Fees, Expenses and Certain Taxes  . . . . . . . . . . . . . . .  9
       6.2    Governing Law   . . . . . . . . . . . . . . . . . . . . . . . .  9
       6.3    Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
       6.4    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . 10
       6.5    Assignability; Binding Effect   . . . . . . . . . . . . . . . . 11
       6.6    Captions and Gender   . . . . . . . . . . . . . . . . . . . . . 11





                                      (i)

                                                                            Page
                                                                            ----
       6.7    Execution in Counterparts   . . . . . . . . . . . . . . . . . . 11
       6.8    Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . 11
       6.9    Consent to Jurisdiction; Certain Remedies   . . . . . . . . . . 11
       6.10   Certain Definitions   . . . . . . . . . . . . . . . . . . . . . 11

Schedules
---------

Schedule 1.1(a)(v) - Trademarks
Schedule 1.5       - Allocation of Purchase Price





                                      (ii)

                          ASSET CONTRIBUTION AGREEMENT


       ASSET CONTRIBUTION AGREEMENT entered into as of February 5, 1996 by and among Monarch Dental Corporation, a Delaware corporation ("Company"), Warren F. Melamed, D.D.S. ("Melamed") and Roy D. Smith, III, D.D.S. ("Smith").


                              W I T N E S S E T H

       WHEREAS, subject to the terms and conditions hereof, the Company wishes to acquire certain assets owned by each of Melamed and Smith and Melamed and Smith wish to contribute such assets to the Company in exchange for shares of Common Stock and cash in a transaction that together with the transaction contemplated by the MacGregor Asset Contribution Agreement and the TA Purchase Agreement (each as defined below) is intended to qualify as an exchange under
Section 351 of the Code; and

       WHEREAS, simultaneously herewith the Company has entered into (i) an Asset Contribution Agreement (the "MacGregor Asset Contribution Agreement") by and between the Company, Shears Vanguard, Ltd., Shears Vanguard, Inc., Shears Vanguard General, Inc., Shears Vanguard SMI, Inc., MDC Dental, Inc. and Dr. Charles G. Shears, pursuant to which in exchange for shares of Common Stock and cash and the assumption of specified liabilities the Sellers thereunder will contribute the assets comprising the MacGregor Dental Centers business in a transaction that together with the transaction contemplated by this Agreement and the TA Purchase Agreement is intended to qualify as an exchange under
Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) the Stock Purchase Agreement dated as of February 5, 1996, by and between the Company and the purchasers named therein (the "TA Purchase Agreement"); (iii) the Loan Agreement dated as of February 5, 1996 among Monarch Dental Associates, L.P., MacGregor Dental Associates, L.P., NationsBank of Texas, N.A., as Agent, NationsBank of Texas, N.A. and other entities designated therein as Lenders and related documents entered in connection therewith (the "Bank Financing"); and (iv) a Stock Redemption Agreement (the "Redemption Agreement") by and between the Company and Melamed dated as of February 5, 1996, the closing of which is to take place immediately prior to the closing of the transactions contemplated by this Agreement and the MacGregor Asset Contribution Agreement.

       NOW, THEREFORE, in order to consummate said contribution and transfer of assets and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE 1.    CONTRIBUTION OF ASSETS.

       1.1    Contribution of Assets.

              (a) Assets to be Contributed. Subject to and in reliance upon the terms, provisions and conditions of this Agreement, each of Melamed and Smith shall contribute to and the Company shall acquire, at the Closing (as defined in Section 1.2 hereof) the following assets:

                     (i) Melamed shall contribute all of the issued and outstanding shares of capital stock of Partners Dental Corporation, a Delaware corporation, that are owned by Melamed, which consists of 500 shares of common stock, par value $.01 per share (all such shares shall hereinafter be referred to collectively as the "Melamed Partners Dental Stock") constituting fifty percent (50%) of all of the issued and outstanding shares of capital stock of Partners Dental Corporation;

                     (ii) Smith shall contribute all of the issued and outstanding shares of capital stock of Partners Dental Corporation, a Delaware corporation, that are owned by Smith, which consists of 500 shares of common stock, par value $.01 per share (all such shares shall hereinafter be referred to collectively as the "Smith Partners Dental Stock") constituting fifty percent (50%) of all of the issued and outstanding shares of capital stock of Partners Dental Corporation;

                     (iii) Melamed shall contribute one-hundred percent (100%) of the issued and outstanding shares of capital stock of Oral Health Concepts, Inc., a Texas corporation, which consists of 1,000 shares of common stock, no par value per share (all such shares shall hereinafter be referred to collectively as the "Oral Health Stock");

                     (iv) Smith shall contribute a one percent (1%) limited partnership interest in Monarch Dental Associates-Mesquite, L.P., a Texas limited partnership (the "Smith Mesquite L.P. Interest"); and

                     (v) Melamed shall contribute all of his interest in certain trademarks set forth on Schedule 1.1(a)(v) (the "Trademarks").

       The Melamed Partners Dental Stock, the Smith Partners Dental Stock, the Oral Health Stock, the Smith Mesquite L.P. Interest and the Trademarks are hereinafter sometimes referred to collectively as the "Subject Assets."

              (b) Purchase Price of Subject Assets and Payment. In consideration of the sale to the Company of the Subject Assets, the Company agrees that at the Closing it will:

                     (i) in consideration of the contribution of the Melamed Partners Dental Stock by Melamed (A) pay Melamed cash in the amount of $425,320 and (B)





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
       issue and deliver to Melamed 74,480 shares of the Company's common stock, par value $.01 per share ("Common Stock");

                     (ii) in consideration of the contribution of the Smith Partners Dental Stock by Smith (A) pay Smith cash in the amount of $425,320 and (B) issue and deliver to Smith 74,480 shares of the Company's Common Stock;

                     (iii) in consideration of the contribution of the Oral Health Stock by Melamed issue and deliver to Melamed 638,000 shares of the Company's Common Stock;

                     (iv) in consideration of the contribution of the Smith Mesquite L.P. Interest by Smith pay Smith (A) cash in the amount of $8,680 and (B) issue and deliver to Smith 1,520 shares of the Company's Common Stock; and

                     (v) in consideration of the contribution of the Trademarks by Melamed pay Melamed cash in the amount of $10.00.

       All cash amounts to be paid pursuant to this Section 1.1(b) shall be paid by wire transfer in immediately available funds to such accounts as Melamed and Smith, respectively, shall have indicated in writing to the Company.

       The parties hereto intend that the transfers of the Subject Assets described in this Section 1.1 be considered part of a single integrated plan to acquire the Subject Assets and other assets from other parties in a transaction qualifying under Section 351 of the Code. Each of Melamed, Smith and the Company will file federal income tax and other tax returns consistent with the intent set forth above and will adhere to the reporting requirements under regulations promulgated under Section 351 of the Code.

       1.2 Time and Place of Closing. The closing of the transactions provided for in this Agreement (herein called the "Closing") shall be held at the offices of Goodwin, Procter & Hoar at Exchange Place, Boston, Massachusetts as of the date hereof (such date being herein called the "Closing Date").

       1.3    Certain Closing Deliveries.

              (a) Consideration Price. At the Closing, the Company shall pay to Melamed and Smith, respectively the cash consideration specified in
Section 1.1(b) and shall deliver to Melamed and Smith, respectively, the shares of Common Stock specified in Section 1.1(b).

              (b) Transfer of Subject Assets. At the Closing, (i) Melamed shall deliver or cause to be delivered to the Company the Oral Health Stock and the Melamed Partners Dental Stock, together, in each case, with stock transfer powers duly endorsed in blank transferring to the Company good title thereto free and clear of all liens, restrictions and encumbrances and

Melamed shall execute and deliver such transfer and assignment instruments as are necessary to transfer the Trademarks to the Company; and (ii) Smith shall deliver or cause to be delivered to the Company the Smith Partners Dental Stock and the Smith Mesquite L.P. Interest, together, in the case of the Smith Partner Stock with stock transfer powers duly endorsed in blank, and in the case of the Smith Mesquite L.P. Interest with an appropriate assignment instrument, in each case transferring to the Company good title thereto free and clear of all liens, restrictions and encumbrances.

              (c) Release. Each of Melamed and Smith shall execute a release in form and substance reasonably satisfactory to the Company.

       1.4 Further Assurances. Each of Melamed and Smith, respectively, from time to time after the Closing at the request of the Company and without further consideration shall execute and deliver such further instruments of transfer and assignment and take such other action as the Company may reasonably require to more effectively transfer and assign to, and vest in, the Company the Subject Assets.

       1.5 Allocation of Purchase Price. Schedule 1.5 hereto sets forth the allocation of the consideration paid by the Company to Melamed and Smith among the Subject Assets. Such allocation has been made in accordance with the applicable rules under Section 351 of the Code as interpreted by Revenue Ruling 68-55 and shall be binding upon the Company, Melamed and Smith for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and tax purposes). The Company, Melamed and Smith also each agree to file appropriate documents with the IRS under Treasury Regulation Section 1.351-3 reflecting the foregoing.

       1.6 Transfer Taxes. All transfer taxes, fees and duties under applicable law incurred in connection with the acquisition of the Subject Assets under this Agreement will be borne and paid by Melamed and Smith, respectively, and Melamed and Smith each hereby covenants to promptly reimburse the Company for any such tax, fee or duty which either the Company, Melamed or Smith is required to pay under applicable law.


ARTICLE 2A.  REPRESENTATIONS AND WARRANTIES OF MELAMED.

       2A.1   Making of Representations and Warranties.  As a material
inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Melamed hereby makes to the Company the representations and warranties contained in this Section 2A.

       2A.2   Authority; Noncontravention.  Melamed has full capacity to enter into this Agreement, each agreement, document and instrument to be executed and delivered by him pursuant to or contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Melamed of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate and partnership action and no other action on the part of Melamed or any other person or entity is required in connection therewith.
This Agreement and each such agreement, document and instrument executed and delivered by Melamed pursuant to this Agreement constitute valid and binding obligations of Melamed enforceable in accordance with their respective terms.

       The execution, delivery and performance by Melamed of this Agreement and each such agreement, document and instrument contemplated by this Agreement to which he is a party:

                     (i) do not and will not violate in any material respect any laws of the United States or any state or other jurisdiction applicable to Melamed or require Melamed or any other person or entity to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                     (ii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, to which Melamed or any other person or entity is a party or by which the property of Melamed is bound or affected, except to the extent that any of the foregoing would not have a material adverse effect on the business, operations, results of operations, assets, condition (financial or other) or prospects of the Monarch Dental Centers business (as defined in the Redemption Agreement) taken as a whole, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the asset transferred by Melamed pursuant to this Agreement.

       2A.3   Transfer of Title.  At the Closing the Company will receive good, valid and (if applicable) marketable title to the Melamed Partners Dental Stock, Oral Health Stock and the Trademarks, free and clear of all liens, encumbrances, charges, restrictions on transfer, stockholder or similar agreements, equities and other claims of every kind, including the right and ability to transfer any of the foregoing to its subsidiaries.


ARTICLE 2B.  REPRESENTATIONS AND WARRANTIES OF SMITH.

       2B.1   Making of Representations and Warranties.  As a material
inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Smith hereby makes to the Company the representations and warranties contained in this Section 2B.

       2B.2   Authority; Noncontravention. Smith has full capacity to enter into this Agreement, each agreement, document and instrument to be executed and delivered by him pursuant to or contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Smith of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate and partnership action and no other action on the part of Smith or any other person or entity is required in connection therewith. This Agreement and each such agreement, document and instrument executed and delivered by Smith pursuant to this Agreement constitute valid and binding obligations of Smith enforceable in accordance with their respective terms.

       The execution, delivery and performance by Smith of this Agreement and each such agreement, document and instrument contemplated by this Agreement to which he is a party:

                     (i) do not and will not violate in any material respect any laws of the United States or any state or other jurisdiction applicable to Smith or require Smith or any other person or entity to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                     (ii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, to which Smith or any other person or entity is a party or by which the property of Smith is bound or affected, except to the extent that any of the foregoing would not have a material adverse effect on the business, operations, results of operations, assets, condition (financial or other) or prospects of the Monarch Dental Centers business (as defined in the Redemption Agreement) taken as a whole, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the asset transferred by Smith pursuant to this Agreement.

       2B.3   Transfer of Title.  At the Closing the Company will receive good, valid and (if applicable) marketable title to the Smith Partners Dental Stock, Oral Health Stock and the Trademarks, free and clear of all liens, encumbrances, charges, restrictions on transfer, stockholder or similar agreements, equities and other claims of every kind, including the right and ability to transfer any of the foregoing to its subsidiaries.


ARTICLE 2C.  REPRESENTATIONS AND WARRANTIES OF MELAMED AND SMITH.

       2C.1   Investment Representations.  Each of Melamed and Smith, in
connection with his acquisition of Common Stock, represents that he is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). Each of Melamed and Smith represents to the Company that he is acquiring such Common Stock for his own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. Each of Melamed and Smith acknowledges that the Common Stock of the Company has not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless it is subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available. Each of Melamed and Smith represents that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment contemplated by this Agreement and the transactions contemplated hereby and the transactions referred to herein and making an informed investment decision with respect thereto.

       Each of Melamed and Smith acknowledges and agrees that the following legend shall be typed on each certificate evidencing shares of Common Stock issued hereunder:

       THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

       THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF FEBRUARY 5, 1996, INCLUDING THEREIN CERTAIN RESTRICTIONS ON TRANSFER, AND VOTING REQUIREMENTS. A COMPLETE AND CORRECT COPY OF THIS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.


ARTICLE 3.    COVENANTS OF MELAMED AND SMITH.

       3.1 Making of Covenants and Agreements. Each of Melamed and Smith hereby makes the covenants and agreements as set forth in this Article 3 for the period from and after the Closing.

       3.2 Cooperation. Each of Melamed and Smith shall cooperate with all reasonable requests of the Company, or any of their representatives and agents to more effectively consummate the transactions contemplated hereby and the transactions referred to herein.

       3.3 Consents. Each of Melamed and Smith shall assist the Company in obtaining any and all consents, authorizations and approvals necessary in connection with the consummation of the transactions contemplated hereby or referred to herein.

       3.4 Notice of Default. Promptly upon the occurrence of, or promptly upon Melamed or Smith becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to Melamed or Smith prior to the date hereof, of any of the representations, warranties or covenants of Melamed or Smith contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, Melamed or Smith, as the case may be shall give detailed written notice thereof to the Company and use his best efforts to prevent or promptly remedy the same.


SECTION 4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

       4.1 Making of Representations and Warranties. As a material inducement to each of Melamed and Smith to enter into this Agreement and to consummate the transactions contemplated hereby, the Company hereby makes the representations and warranties to Melamed and Smith contained in this Section 4.

       4.2 Common Stock. Upon consummation of the transactions contemplated hereby, the shares of Common Stock issued to each of Melamed and Smith pursuant to Section 1.1(b) shall be duly authorized, validly issued, fully paid and non-assessable.

       4.3 Cooperation. The Company shall cooperate with all reasonable requests of Melamed and Smith, or any of their representatives and agents, to more effectively consummate the transactions contemplated hereby and the transactions referred to herein.


ARTICLE 5. SURVIVAL OF REPRESENTATIONS, WARRANTIES, ARRANGEMENTS, COVENANTS AND OBLIGATIONS.

       All representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit or certificate delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

ARTICLE 6.  MISCELLANEOUS.

       6.1    Fees, Expenses and Certain Taxes.

              (a) The Company will pay its fees and expenses in connection with this Agreement and the transactions contemplated hereby.

              (b) Melamed will pay all costs incurred, whether at or subsequent to the Closing, in connection with the transfer of the Oral Health Stock and the Melamed Partners Dental Stock to the Company as contemplated by this Agreement, including without limitation, all transfer taxes and charges applicable to such transfer. Smith will pay all costs incurred whether at or subsequent to the Closing, in connection with the transfer of the Smith Partner Dental Stock and the Smith Mesquite L.P. Interest to the Company as contemplated by this Agreement, including without limitation, all transfer taxes and charges applicable to such transfer.

       6.2 Governing Law. This Agreement shall be construed under and governed by the internal laws of the State of Texas without regard to its conflict of laws provisions.

       6.3 Notices. Any notice, request, demand other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid or acknowledgment of receipt. All notices and payments to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO THE COMPANY:      Monarch Dental Corporation
                     6757 Arapaho Road, Suite 779
                     Dallas, TX  75248
                     Attn:  President
                     Fax:   (214) 458-0934

With a copy to:      Goodwin, Procter & Hoar
                     Exchange Place
                     Boston, MA  02109
                     Attn:  John R. LeClaire, P.C.
                     Fax: (617) 570-1234

TO MELAMED:          Warren F. Melamed, D.D.S.
                     c/o Monarch Dental Corporation
                     6757 Arapaho Road, Suite 779
                     Dallas, TX  75248
                     Attn:  President
                     Fax:   (214) 458-0934

With a copy to:      Haynes and Boone, L.L.P.
                     3100 Nationsbank Plaza
                     Dallas, TX 75202
                     Attn:  Kenneth K. Bezozo
                     Fax:   (214) 651-5940

TO SMITH:            Roy D. Smith, III, D.D.S.
                     3501 Towne Crossing Boulevard
                     Suite 180
                     Mesquite, TX 75150
                     Fax:   (214) 279-3714

With a copy to:      Flint & Harden, P.C.
                     14785 Preston Road
                     Suite 360
                     Dallas, TX 75240
                     Attn: George B. Flint
                     Fax:   (214) 386-0646

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

       6.4 Entire Agreement. This Agreement (together with the Redemption Agreement in the case of Melamed), including the Schedules referred to herein and the other writings specifically identified herein or contemplated hereby or delivered in connection with the transactions contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings, including without limitation the letter dated November 2, 1995.

       6.5 Assignability; Binding Effect. This Agreement and any rights hereunder shall be assignable by the Company to one or more corporations or partnerships controlling, controlled by or under common control with the Company, directly or indirectly, provided the Company shall remain liable for its obligations hereunder in connection with any such assignment, or to any successor or acquiror of the Company or its affiliates provided such entity assumes or agrees to be bound by the Company's obligations hereunder, or to any entity providing financing in connection with the transactions contemplated hereby or to any successor or assign or such an entity (including without limitation any such successor or assign in connection with any refinancing, renewal or extension of such financing), upon written notice to each of Melamed and Smith. This Agreement may not be assigned by Melamed or Smith without the prior written consent of the Company. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs and permitted assigns (including without limitation the estate and heirs of each of Melamed and Smith in the event of his death).

       6.6 Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

       6.7 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

       6.8 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each of the parties hereto or in the case of a waiver, the party or parties waiving compliance.

       6.9 Consent to Jurisdiction; Certain Remedies. Solely for the purpose of allowing a party to enforce its indemnification and other rights hereunder, each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts of Texas or in the court in which any claim for which indemnification may be sought hereunder is brought against an indemnified party. If any party should default in the performance of its obligations hereunder, the other party or parties, as applicable, shall, in addition to any other of its rights and remedies hereunder or otherwise, be entitled to the remedy of specific performance, and each of the parties hereto expressly waives the defense that a remedy in damages will be adequate.

       6.10   Certain Definitions.  For purposes of this Agreement, the term:

              (a) "affiliate" of a person shall (i) with respect to a person, any member of such person's family (including any child, step-child, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law); (ii) with respect to an entity, any officer, director, stockholder, partner or investor in such entity or of or in any affiliate of such entity; and (iii) with respect to a person or entity, any person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity.

              (b) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;





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
              (c) "person" means an individual, corporation, partnership, association, trust or any unincorporated organization; and

              (d) "subsidiary" of a person means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50 percent of whose total equity interest, is directly or indirectly owned by such person.





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
       IN WITNESS WHEREOF the parties hereto have executed this Agreement or caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

                                            THE COMPANY:

ATTEST                                      MONARCH DENTAL CORPORATION


                                            By:  /s/ WARREN F. MELAMED
------------------------------------           ---------------------------------
Secretary                                      Name:  Warren F. Melamed, D.D.S.
[Corporate Seal]                               Title: President


SPOUSE'S CONSENT                            MELAMED:

I acknowledge that I have read the
foregoing Agreement and that I
understand the contents thereof.


  /s/ JANET L. MELAMED                        /s/ WARREN F. MELAMED
------------------------------------        ------------------------------------
Janet L. Melamed                            Warren F. Melamed, D.D.S.




SPOUSE'S CONSENT                            SMITH:

I acknowledge that I have read the
foregoing Agreement and that I
understand the contents thereof.


  /s/ JOANIE M. SMITH                         /s/ ROY D. SMITH III DDS
------------------------------------        ------------------------------------
Joanie M. Smith                             Roy D. Smith, III, D.D.S.





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